EXHIBIT 99

FOR IMMEDIATE RELEASE Thursday January 17, 2008	CONTACT: John A. Ustaszewski Chief Financial Officer (740) 657-7000
DCB FINANCIAL CORP ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2007 EARNINGS
AND DECLARES DIVIDEND
LEWIS CENTER, Ohio, January 17, 2008 — DCB Financial Corp, (OTC Bulletin Board DCBF) reported earnings of $139 thousand, or $0.04 per basic and diluted share for the year ended December 31, 2007. The Corporation also announced a loss of $3.65 million, or $0.97 per basic and diluted share for the three months ended December 31, 2007.
The Board of Directors approved the regular quarterly dividend of $0.16 per share, payable February 15, 2008 to shareholders of record as of January 31, 2008.
President and Chief Executive Officer Jeffrey T. Benton commented, “As previously announced, we are disappointed by the large provision for loan losses and charge-offs in the fourth quarter, caused primarily by the significant deterioration in our Columbus real estate investment property portfolio. We are aggressively addressing this portfolio but it is a difficult process that will take time. Despite the challenging economy, The Bank has experienced other positive trends in 2007 as the net interest margin, excluding the impact of non-accrual reversals and the problems in the Columbus real estate portfolio, has improved recently, other income sources have experienced good growth, our branch expansion and relocation program is nearly complete, and has been successful, and productivity remains good.”
Net Income
The decrease in net income was primarily due to deterioration in the Corporation’s Columbus real estate investment property loan portfolio coupled with the slowdown in the economy, pricing competition and a reduction in interest income due to non-accrual loans. Credit costs related to the Corporation’s investment property portfolio caused an increase in the provision for loan losses. The opening of two additional branch locations increased expenses due to added staffing and facility costs.
Net Interest Income
Net interest income was $5.1 million for the three months ended December 31, 2007, compared to $5.6 million for the same period in 2006. The $521 thousand decrease in the fourth quarter 2007 compared to 2006 was mainly attributed to a decrease in loan balances due to an exit from the indirect lending program, higher rate driven loan payoffs and slower economic activity coupled with the additions of non-accrual loans. Strong pricing competition and lack of loan growth has continued to pressure the net interest margin. The fourth quarter’s margin declined to 3.30% on a fully tax equivalent basis, from 3.48% during the same quarter in 2006, mainly due to reduction in interest income from a reversal of interest to account for non-accruing loans. Excluding the impact of non-accrual loans, the margin was 3.68%. The Bank has seen deposit growth primarily in products such as time deposits and money market accounts, which generally carry higher costs compared to checking and savings products, but was able to reduce funding costs by reducing its balances of brokered CDs. Increased funding costs may further negatively impact the net interest margin in future periods if the current competitive environment remains in effect.

Noninterest Income
Total noninterest income increased $9 thousand, or 0.67%, for the three months ended December 31, 2007, compared to the same period in 2006. There has been an increase in revenues from newer products such as title agency revenue and wealth management products. These and other new revenue sources to enhance noninterest income continue to be actively pursued, while management remains vigilant to contain operating expenses in this challenging and competitive period.
Noninterest Expense
Total noninterest expense increased $684 thousand, or 16.6%, for the three months ended December 31, 2007, compared to the same period in 2006. The increase was attributable to salary and employee benefits expenses, occupancy expenses and other administrative expenses, primarily the result of the Corporation’s branch expansion. The branch expansion program remains critical to the Corporation’s long term success in our growing market.
Analysis of Selected Financial Condition (Dollars in thousands)
The Corporation’s assets totaled $680,016 at December 31, 2007, compared to $684,004 at December 31, 2006, a decrease of $3,988, or 0.6%. The decrease in assets was mainly attributed to slower loan growth.
Cash and cash equivalents increased $16,174 from December 31, 2006 to December 31, 2007, driven by an increase in overnight funds. Management classifies the entire securities portfolio as available for sale to provide the Corporation with the flexibility to move funds into loans as demand warrants. Total securities increased from $88,071 at December 31, 2006 to $89,009 at December 31, 2007. The mortgage-backed securities portfolio, totaling $32,773 at December 31, 2007, provides the Corporation with a constant cash flow stream from principal and interest payments.
Total gross loans, including loans held for sale, decreased $33,117, or 6.0%, from $553,918 at December 31, 2006 to $520,801 at December 31, 2007. While business loan and commercial real estate activity remains good within the local market, the Bank has experienced a decline in loan balances due to unscheduled payoffs in the commercial portfolio because of intense competitive pricing and a significant reduction in investment property and indirect auto lending activities. Retail loan balances including direct credit card and home equity loans grew slightly.
Total deposits decreased $13,990, or 2.7%, from $524,094 at December 31, 2006 to $510,104 at December 31, 2007. Reflecting the continued shift from low cost to higher rate deposits and intense competitive pricing, non-interest bearing deposit accounts declined $17,316 from December 31, 2006 to December 31, 2007, while interest bearing deposits increased $3,326 during the same time period. The new CDARS program introduced last year has grown to $58,035 in deposits at December 31, 2007.
Total overall long term FHLB debt decreased $250 from $93,736 at December 31, 2006 to $93,486 at December 31, 2007. Continued reliance on outside funding rather than lower cost deposits could increase the Corporation’s overall cost of funds.
Provision and Allowance for Loan Losses
The provision for loan losses totaled $7.4 million for the three months ended December 31, 2007, compared to $438 thousand for the same period in 2006. The increase in the provision was primarily due to deterioration in the Corporation’s Columbus real estate investment property portfolio coupled with the slowdown in the economy. DCB maintains an allowance for loan losses at a level to absorb management’s estimate of probable inherent credit losses in its portfolio. Non-accrual loans at December 31, 2007 were $10.309 million compared to $5.189 million for the same period in 2006. The majority of non-accrual balances are attributed to loans in the investment real estate sector that were not generating sufficient cash flow to service the debt. Net charge-offs for the three months ended December 31, 2007 were $5.1 million, compared to $564 thousand for the three months ended December 31, 2006. Annualized net charge-offs for the three months ended December 31, 2007 were 3.85% compared to 0.41% for the same period in 2006. Delinquent loans over thirty days from period to period increased to 3.31% at December 31, 2007 from 2.96% at December 31, 2006.

Management analysis of market trends indicates that most real estate values are presently stable to slightly declining in the primary lending area. Management will continue to monitor the credit quality of the lending portfolio and may recognize additional provisions in the future if needed to maintain the allowance for loan losses at an appropriate level. Management will continue to focus on activities related to monitoring, collection and workout of delinquent loans. In addition, management will continue to monitor exposure related to industry segments, in order to adequately diversify the loan portfolio. The balance of the allowance for loan losses was $8.3 million, or 1.59% of total loans at December 31, 2007, compared to $5.4 million, or 0.99% of total loans at December 31, 2006.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 17, 2008 Press Release
DCB FINANCIAL CORP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Cash and due from financial institutions	$15,588	$15,894
Federal funds sold	16,480	—

Total cash and cash equivalents	32,068	15,894
Securities available for sale	89,009	88,071
Loans held for sale	308	1,455
Loans	520,493	552,463
Less allowance for loan losses	(8,298)	(5,442)

Net loans	512,195	547,021
Real estate owned	1,406	—
Investment in FHLB stock	3,670	3,604
Premises and equipment, net	14,178	9,468
Investment in unconsolidated affiliates	1,270	968
Bank owned life insurance	14,963	9,396
Accrued interest receivable and other assets	10,949	8,127

Total assets	$680,016	$684,004

LIABILITIES
Deposits
Noninterest-bearing	$53,112	$70,428
Interest-bearing	456,992	453,666

Total deposits	510,104	524,094
Federal funds purchased and other short-term borrowings	16,596	1,776
Federal Home Loan Bank advances	93,486	93,736
Accrued interest payable and other liabilities	2,762	2,999

Total liabilities	622,948	622,605

SHAREHOLDERS’ EQUITY
Common stock, no par value, 7,500,000 shares authorized, 4,273,908 issued at December 31, 2007 and 4,273,750 issued at December 31, 2006	3,780	3,780
Retained earnings	66,690	68,807
Treasury stock, at cost, 556,523 and 458,786 shares at December 31, 2007 and December 31, 2006	(13,489)	(10,841)
Accumulated other comprehensive income (loss )	87	(347)

Total shareholders’ equity	57,068	61,399

Total liabilities and shareholders’ equity	$680,016	$684,004

DCB FINANCIAL CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Interest and dividend income
Loans	$9,018	$10,082	$38,781	$39,841
Taxable securities	930	861	3,585	3,447
Tax-exempt securities	214	234	892	942
Federal funds sold and other	24	29	298	177

Total interest income	10,186	11,206	43,556	44,407

Interest expense
Deposits	4,120	4,662	18,092	17,181
Borrowings	1,005	962	4,062	4,134

Total interest expense	5,125	5,624	22,154	21,315

Net interest income	5,061	5,582	21,402	23,092

Provision for loan losses	7,375	438	10,159	1,808

Net interest income (loss) after provision for loan losses	(2,314)	5,144	11,243	21,284

Noninterest income
Service charges on deposit accounts	673	670	2,656	2,660
Trust department income	186	163	876	738
Net gain (loss) on sale of assets	—	2	(195)	(7)
Gains on sale of loans	75	95	344	350
Treasury management fees	146	117	551	562
Data processing servicing fees	100	78	408	336
Earnings on bank owned life insurance	165	130	567	498
Other	(54)	80	721	482

	1,291	1,335	5,928	5,619

Noninterest expense
Salaries and other employee benefits	2,447	2,270	9,643	9,043
Occupancy and equipment	1,026	787	3,663	3,225
Professional services	140	57	475	455
Advertising	122	72	427	401
Postage, freight and courier	81	50	286	317
Supplies	79	46	290	249
State franchise taxes	68	149	463	548
Other	788	689	2,715	2,214

	4,751	4,120	17,962	16,452

Income (loss) before income taxes	(5,774)	2,359	(791)	10,451

Federal income tax expense (benefit)	(2,123)	695	(930)	3,098

Net income (loss)	$(3,651)	$1,664	$139	$7,353

Basic earnings (loss) per common share	$(0.97)	$0.44	$0.04	$1.93

Diluted earnings (loss) per common share	$(0.97)	$0.44	$0.04	$1.92

Dividends per share	$0.16	$0.14	$0.60	$0.55

DCB FINANCIAL CORP
Selected Key Ratios and Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06

Key Financial Information

Net interest income	$5,061	$5,582	$21,402	$23,092

Provision for loan and lease losses	$7,375	$438	$10,159	$1,808

Non-interest income	$1,291	$1,335	$5,928	$5,619

Non-interest expense	$4,751	$4,120	$17,962	$16,452

Net income (loss)	$(3,651)	$1,664	$139	$7,353

Loan balances (average)	$526,683	$554,951	$538,670	$561,649

Deposit balances (average)	$508,081	$525,019	$511,160	$532,685

Non-accrual loans	$10,309	$5,189	$10,309	$5,189

Loans 90 days past due and accruing	$3,300	$3,307	$3,300	$3,307

Basic earnings (loss) per common share	$(0.97)	$0.44	$0.04	$1.93

Diluted earnings (loss) per common share	$(0.97)	$0.44	$0.04	$1.92

Weighted Average Shares Outstanding (000):
Basic	3,717	3,815	3,743	3,816
Diluted	3,719	3,825	3,746	3,834

DCB FINANCIAL CORP
Selected Consolidated Financial Information
(Unaudited)

	Three Months Ended		Twelve Months Ended
-	12/31/07	12/31/06	12/31/07	12/31/06

Key ratios (Annualized where applicable):

Return on average assets	(2.16%)	0.96%	0.02%	1.05%

Return on average shareholders’ equity	(24.3%)	10.9%	0.2%	12.6%

Annualized non-interest expense to average assets	2.84%	2.41%	2.65%	2.36%

Efficiency ratio	75.0%	59.6%	65.8%	57.3%

Net interest margin (fully taxable equivalent)	3.30%	3.48%	3.43%	3.56%

Equity to assets at period end	8.39%	9.00%	8.39%	9.00%

Allowance for loan losses as a percentage of period-end loans	1.59%	0.99%	1.59%	0.99%

Total allowance for losses on loans to non-accrual loans	80%	105%	80%	105%

Net charge-offs (annualized) as a percent of average loans	3.85%	0.40%	1.36%	0.34%

Non-accrual loans to total loans (net)	2.01%	0.95%	2.01%	0.95%

Delinquent loans (30+ days)	3.31%	2.96%	3.31%	2.96%

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 16 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2006 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.